UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2022

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2022, Crescent Energy Company (the “Company”) disclosed certain information relating to its reserves, PV-0 and PV-10 and its open derivatives contracts as of December 31, 2021 in a press release discussed in greater detail in Item 7.01 Such information is set forth below:

2021 Year End Reserves

Crescent’s year-end 2021 proved reserves totaled 532 MMBoe, of which 86% were proved developed and 54% were liquids. The first year decline rate of Crescent’s proved developed producing reserves, based on production type curves used in the Company’s third party reserve reports, is 17%.

Crescent’s proved reserves and associated PV-0 and PV-10 estimates as of December 31, 2021 were prepared or audited by its independent reserve engineers in accordance with applicable rules and guidelines of the Securities and Exchange Commission (“SEC”). At year-end, the Company’s proved reserves PV-10, utilizing SEC pricing(4), was $5.2 billion.

	Proved Reserves				Present Value(1)
	Net Oil (MMBbl)	Net Gas (Bcf)	Net NGL (MMBbl)	Net Total (MMBoe)	PV-0 $MM	PV-10 $MM
Proved Developed	158	1,405	66	459	$7,495	$4,305
Proved Undeveloped	52	65	10	73	$1,896	$854

Total Proved Reserves	210	1,470	76	532	$9,391	$5,159

Risk Management - Commodity Hedging

The following table details the Company’s open commodity derivative contracts as of December 31, 2021. Crescent is approximately two-thirds hedged in 2022 at the midpoint of the production guidance range.

	WTI		Brent		Natural Gas		NGLs
	Volume (MBbl)	Avg Price ($/Bbl)	Volume (MBbl)	Avg Price ($/Bbl)	Volume (BBtu)	Avg Price $/MMBtu	Volume (MBbl)	Avg Price $/Bbl
Q1’22	2,862	$61.67	123	$56.35	22,534	$2.79	914	$17.20
Q2’22	2,664	$61.20	125	$56.35	21,690	$2.77	873	$17.13
Q3’22	2,519	$59.69	126	$56.36	20,634	$2.76	610	$29.87
Q4’22	2,419	$59.75	126	$56.36	20,180	$2.78	587	$29.74
FY’23	7,627	$58.50	527	$52.52	57,278	$2.54	—	—
FY’24	2,975	$57.35	189	$63.71	9,604	$3.16	—	—

Note: As of 12/31/21. Included in the figures above are minor Henry Hub collar positions totaling 510 BBtu, 550 BBtu, and 9,150 BBtu in Q1 2022, 2023 and 2024, respectively. For the same periods, these collars have a weighted average floor price of $3.00 / MMBtu, $2.63 / MMBtu and $3.00 / MMBtu, respectively and a weighted average ceiling price of $3.41 / MMBtu, $3.01 / MMBtu and $3.87 / MMBtu, respectively. Weighted average price for collar positions calculated using the December 31, 2021 strip.

(1)	Adjusted EBITDAX, Levered Free Cash Flow, PV-10, PV-0 and Cash G&A are non-GAAP financial measures. Please see “Non-GAAP Measures” for further discussion of such measures.
(2)	Dividends are subject to board approval and applicable law.
(3)

Net leverage as of September 30, 2021 and production for the nine month period ended September 30, 2021 are presented on pro forma basis for the business combination between Independence and Contango. Net leverage calculated as pro forma net debt as of September 30, 2021 divided by annualized pro forma Adjusted EBITDAX for the nine months ended September 30, 2021.

(4)	Proved reserve estimates based on SEC pricing of $66.56 per Bbl for WTI oil and $3.60 per MMBtu for Henry Hub natural gas.
(5)	Midstream operating expense reflected in Operating Expense.
(6)	Other capex includes midstream and field development, leasehold, P&A and sustainability/ESG initiatives.
(7)	Value Reporting Foundation’s SASB Standard for Oil & Gas - Exploration & Production.

Item 7.01.	Regulation FD Disclosure.

On January 20, 2022, the Company announced preliminary 2022 guidance in conjunction with scheduled analyst and investor meetings. A copy of the Company’s press release relating to such guidance is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by this reference.

On January 20, 2022, the Company posted an updated investor presentation to its website www.crescentenergyco.com entitled “A Differentiated U.S. Energy Company.” A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by this reference. The information contained on the Company’s website shall not be deemed part of this report.

The information contained in this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Press Release, dated January 20, 2022.

99.2	Investor Presentation, dated January 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2022

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel

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